Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q2’16 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – July 28, 2016 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended June 30, 2016. Total revenues were $124.8 million and rental revenues were $116.8 million, as compared to $130.3 million and $120.2 million, respectively, for the same period last year. Prior-year numbers included $5.6 million in revenues associated with the wood mobile office business that the Company divested in May 2015.

Rental revenues for the portable storage and specialty containment businesses for the current quarter were $94.1 million and $22.7 million, respectively.

The Company recorded net income of $4.1 million, or $0.09 per diluted share, in the second quarter of 2016, as compared to net income of $9.4 million, or $0.21 per diluted share, for the second quarter of 2015. On an adjusted basis, second quarter net income was $11.1 million, or $0.25 per diluted share, compared to adjusted net income of $13.0 million, or $0.28 per diluted share, for the second quarter of 2015. Adjusted EBITDA was $43.4 million and adjusted EBITDA margin was 35.1% for the second quarter of 2016.

Dividend

The Company’s Board of Directors declared a cash dividend of 20.6 cents per share, which will be paid on August 31, 2016 to shareholders of record on August 17, 2016.

Second Quarter 2016 Highlights

●	Grew portable storage rental revenues 4.7% year-over-year, excluding the divested wood mobile office business, or 6.2% when adjusted for unfavorable currency fluctuations.
●	Achieved all-time high monthly portable storage core activations in June.
●	Increased portable storage rental rates by 1.6% year-over-year and 0.7% over Q1 2016; rates on new rentals were up 2.6% year-over-year.
●	Downstream specialty containment product demand remained strong with two large downstream accounts signed during the period.
●	Delivered adjusted EBITDA of $43.4 million, with an adjusted EBITDA margin of 35.1%.
●	Drove portable storage utilization to an average of 68.4% during the quarter and to 69.4% as of quarter-end.
●	Extended the company’s debt maturity profile and reduced interest rates through the issuance of $250 million 5.875% senior notes due July 2024.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “Our portable storage business delivered solid top-line growth in the second quarter and our go-to-market strategy continues to gain traction as evidenced by all-time high activations in June. Demand remained strong within our downstream business, which comprises the vast majority of our specialty containment revenues. We have a strong downstream market presence and are making good progress on expanding the business geographically. With that said, downstream revenues, while up slightly sequentially, declined 3% year-over-year as some larger customers postponed plant maintenance activities. We expect these projects to materialize in the next several quarters. The remaining specialty containment business was impacted by the weak commodity price environment, with significantly lower activity in the mining segment, along with continued upstream headwinds.”

Mr. Olsson continued, “We continue to execute on our long-term strategy for sustainable high-margin growth for Mobile Mini. We have increased our sales force by 8% from the first quarter and are planning to continue to increase our sales force going forward. We also successfully launched an integrated suite of SAP enterprise resource planning modules in both North America and the U.K., and are now running the entire company, including ETS and Water Movers, on one platform. Over the next several quarters, this implementation should further increase our efficiency and data management as well as provide a scalable platform for growth. During the quarter, we extended our debt profile and reduced our high-yield interest cost by 200 basis points through the issuance of $250 million 5.875% senior notes due July 2024, and the redemption of our $200 million 7.875% senior notes due December 2020.”

Conference Call

Mobile Mini will host a conference call today, Thursday, July 28, 2016 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 206,700 portable storage containers and office units. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also a leading provider of specialty containment solutions in the U.S., with a rental fleet of approximately 12,000 units. Mobile Mini’s network is comprised of 159 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to materialize future customer maintenance projects, execute our long-term strategy for sustainable high-margin growth, continue to increase our sales force, further increase our efficiency and data management, and provide a scalable platform for growth, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(602) 308-3879
www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)

Revenues:
Rental	$116,773	$—	$116,773	$120,245	$—	$120,245
Sales	6,342	—	6,342	8,199	—	8,199
Other	1,734	(1,365)	369	1,844	(1,465)	379

Total revenues	124,849	(1,365)	123,484	130,288	(1,465)	128,823

Costs and expenses:
Rental, selling and general expenses	78,037	—	78,037	83,104	(3,350)	79,754
Cost of sales	3,678	—	3,678	5,400	—	5,400
Restructuring expenses	1,324	(1,324)	—	2,444	(2,444)	—
Asset impairment charge and loss on divestiture, net	—	—	—	1,402	(1,402)	—
Depreciation and amortization	16,269	—	16,269	14,538	—	14,538

Total costs and expenses	99,308	(1,324)	97,984	106,888	(7,196)	99,692

Income from operations	25,541	(41)	25,500	23,400	5,731	29,131

Other expense:
Interest expense	(8,002)	—	(8,002)	(8,967)	—	(8,967)
Debt extinguishment expense	(9,192)	9,192	—	—	—	—
Deferred financing costs write-off	(2,271)	2,271	—	—	—	—
Foreign currency exchange	(4)	—	(4)	(2)	—	(2)

Income before income tax provision	6,072	11,422	17,494	14,431	5,731	20,162

Income tax provision	2,000	4,373	6,373	5,015	2,187	7,202

Net income	$4,072	$7,049	$11,121	$9,416	$3,544	$12,960

EBITDA	$41,806		$43,388	$37,936		$46,282
EBITDA as a percentage of total revenues	33.5%		35.1%	29.1%		35.9%

Earnings per share:
Basic	$0.09		$0.25	$0.21		$0.29
Diluted	0.09		0.25	0.21		0.28

Weighted average number of common and common share equivalents outstanding:
Basic	44,132		44,132	45,238		45,238
Diluted	44,505		44,505	45,892		45,892

(1)	Adjusted column for the three months ended June 30, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP (defined herein) presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release. Adjustments for the three-month period ended June 30, 2016 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.4 million to exclude revenue associated with a sales tax refund.
•	Exclusion of costs of $1.3 million related to the restructuring of our business operations.
•	Exclusion of $9.2 million of debt extinguishment costs to redeem the Company’s $200 million 7.875% senior notes due December 2020 (the “2020 Senior Notes”).
•	Exclusion of $2.3 million of deferred financing costs that were written off in conjunction with the redemption of the 2020 Senior Notes.

(2)	Adjusted column for the three months ended June 30, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release. Adjustments for the three-month period ended June 30, 2015 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.5 million to exclude revenue transition services revenue associated with the divestiture of our North American wood mobile office business in May 2015.
•	Reduction of $1.7 million in rental, selling and general expenses to exclude operating expenses associated with the provision of transition services for our North American wood mobile office business, including expenses related to wood mobile offices on our leased properties.
•	Reduction of $1.0 million in rental, selling and general expenses for acquisition-related expenses, primarily due to our acquisition of Evergreen Tank Solutions in December 2014.
•	Reduction of $0.6 million in rental, selling and general expenses to exclude costs related to the settlement of a potential unclaimed property liability with the state of Delaware.
•	Exclusion of costs of $2.4 million related to the restructuring of our business operations.
•	Exclusion of $1.4 million representing the quarter’s net impairment and loss associated with the divestiture of our North American wood mobile office business.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)

Revenues:
Rental	$234,129	$—	$234,129	$243,362	$—	$243,362
Sales	13,233	—	13,233	16,171	—	16,171
Other	2,020	(1,365)	655	3,384	(2,641)	743

Total revenues	249,382	(1,365)	248,017	262,917	(2,641)	260,276

Costs and expenses:
Rental, selling and general expenses	154,339	—	154,339	166,150	(4,352)	161,798
Cost of sales	8,289	—	8,289	10,533	—	10,533
Restructuring expenses	3,572	(3,572)	—	2,927	(2,927)	—
Asset impairment charge and loss on divestiture, net	—	—	—	66,128	(66,128)	—
Depreciation and amortization	31,446	—	31,446	30,077	—	30,077

Total costs and expenses	197,646	(3,572)	194,074	275,815	(73,407)	202,408

Income (loss) from operations	51,736	2,207	53,943	(12,898)	70,766	57,868

Other expense:
Interest expense	(16,486)	—	(16,486)	(18,026)	—	(18,026)
Debt extinguishment expense	(9,192)	9,192	—	—	—	—
Deferred financing costs write-off	(2,271)	2,271	—	—	—	—
Foreign currency exchange	(4)	—	(4)	(2)	—	(2)

Income (loss) before tax provision	23,783	13,670	37,453	(30,926)	70,766	39,840

Income tax provision (benefit)	8,713	5,260	13,973	(13,016)	27,225	14,209

Net income (loss)	$15,070	$8,410	$23,480	$(17,910)	$43,541	$25,631

EBITDA	$83,178		$89,572	$17,177		$93,808
EBITDA as a percentage of total revenues	33.4%		36.1%	6.5%		36.0%

Earnings (loss) per share:
Basic	$0.34		$0.53	$(0.39)		$0.57
Diluted	0.34		0.53	(0.39)		0.56

Weighted average number of common and common share equivalents outstanding:
Basic	44,175		44,175	45,360		45,360
Diluted (3)	44,420		44,420	45,360		45,972

(1)	Adjusted column for the six months ended June 30, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release. Adjustments for the six-month period ended June 30, 2016 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.4 million to exclude revenue associated with a sales tax refund.
•	Exclusion of costs of $3.6 million related to the restructuring of our business operations.
•	Exclusion of $9.2 million of debt extinguishment costs to redeem the 2020 Senior Notes.
•	Exclusion of $2.3 million of deferred financing costs that were written off in conjunction with the redemption of the 2020 Senior Notes.

(2)	Adjusted column for the six months ended June 30, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release. Adjustments for the six-month period ended June 30, 2015 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.2 million to exclude revenue associated with a sales tax refund.
•	Reduction of other revenue by $1.5 million to exclude revenue transition services revenue associated with the divestiture of our North American wood mobile office business in May 2015.
•	Reduction of $1.7 million in rental, selling and general expenses to exclude operating expenses associated with the provision of transition services for our North American wood mobile office business, including expenses related to wood mobile offices on our leased properties.
•	Reduction of $2.0 million in rental, selling and general expenses for acquisition-related expenses, primarily due to our acquisition of Evergreen Tank Solutions in December 2014.
•	Reduction of $0.6 million in rental, selling and general expenses to exclude costs related to the settlement of a potential unclaimed property liability with the state of Delaware.
•	Exclusion of costs of $2.9 million related to the restructuring of our business operations.
•	Exclusion of $66.1 million representing the net impairment and loss associated with the divestiture of our North American wood mobile office business.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2016	2015
As of June 30:
Stand-alone portable storage locations	127	134
Stand-alone specialty containment locations	19	23
Combined portable storage and specialty containment locations	13	—
Portable storage rental fleet units	206,700	204,200
Specialty containment rental fleet units	12,000	11,100

Average Utilization:

Portable storage - three months ended June 30	68.4%	66.7%
Portable storage - six months ended June 30	68.4%	66.6%
Specialty containment - three months ended June 30	62.7%	69.1%
Specialty containment - six months ended June 30	63.1%	70.1%

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total

Revenues:
Rental	$94,102	$22,671	$116,773	$95,036	$25,209	$120,245
Sales	5,123	1,219	6,342	6,100	2,099	8,199
Other	246	123	369	364	15	379

Total revenues	99,471	24,013	123,484	101,500	27,323	128,823

Costs and expenses:
Rental, selling and general expenses	62,854	15,183	78,037	63,663	16,091	79,754
Cost of sales	3,056	622	3,678	3,988	1,412	5,400
Depreciation and amortization	8,978	7,291	16,269	8,172	6,366	14,538

Total costs and expenses	74,888	23,096	97,984	75,823	23,869	99,692

Income from operations	$24,583	$917	$25,500	$25,677	$3,454	$29,131

Adjusted EBITDA	$35,106	$8,282	$43,388	$36,383	$9,899	$46,282
Adjusted EBITDA Margin	35.3%	34.5%	35.1%	35.8%	36.2%	35.9%

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total

Revenues:
Rental	$187,830	$46,299	$234,129	$194,040	$49,322	$243,362
Sales	10,415	2,818	13,233	12,062	4,109	16,171
Other	513	142	655	717	26	743

Total revenues	198,758	49,259	248,017	206,819	53,457	260,276

Costs and expenses:
Rental, selling and general expenses	123,708	30,631	154,339	129,921	31,877	161,798
Cost of sales	6,455	1,834	8,289	7,852	2,681	10,533
Depreciation and amortization	17,116	14,330	31,446	17,638	12,439	30,077

Total costs and expenses	147,279	46,795	194,074	155,411	46,997	202,408

Income from operations	$51,479	$2,464	$53,943	$51,408	$6,460	$57,868

Adjusted EBITDA	$72,630	$16,942	$89,572	$74,568	$19,240	$93,808
Adjusted EBITDA Margin	36.5%	34.4%	36.1%	36.1%	36.0%	36.0%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$5,339	$1,613
Receivables, net	88,534	80,191
Inventories	17,304	15,596
Rental fleet, net	949,706	951,323
Property, plant and equipment, net	149,552	131,687
Other assets	17,862	16,766
Intangibles, net	70,850	73,212
Goodwill	704,514	706,387

Total assets	$2,003,661	$1,976,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$34,915	$29,086
Accrued liabilities	60,523	59,024
Lines of credit	646,748	667,708
Obligations under capital leases	49,612	38,274
Senior Notes, net	245,193	197,553
Deferred income taxes	226,171	219,601

Total liabilities	1,263,162	1,211,246

Stockholders’ equity:
Common stock	493	491
Additional paid-in capital	588,782	584,447
Retained earnings	348,977	352,262
Accumulated other comprehensive loss	(63,147)	(44,162)
Treasury stock	(134,606)	(127,509)

Total stockholders’ equity	740,499	765,529

Total liabilities and stockholders’ equity	$2,003,661	$1,976,775

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$15,070	$(17,910)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Debt extinguishment expense	9,192	—
Deferred financing costs write-off	2,271	—
Asset impairment and loss on divestiture, net	—	66,128
Provision for doubtful accounts	2,646	1,894
Amortization of deferred financing costs	948	1,586
Amortization of long-term liabilities	58	51
Share-based compensation expense	4,245	6,737
Depreciation and amortization	31,446	30,077
Gain on sale of rental fleet	(2,782)	(3,643)
Loss on disposal of property, plant and equipment	689	1,482
Deferred income taxes	8,542	(13,420)
Foreign currency transaction loss	4	2
Changes in certain assets and liabilities, net of effect of businesses acquired	(7,619)	(2,083)

Net cash provided by operating activities	64,710	70,901

Cash flows from investing activities:
Proceeds from wood mobile office divestiture, net	—	84,500
Cash paid for businesses acquired, net of cash acquired	(9,206)	(1,200)
Additions to rental fleet, excluding acquisitions	(28,158)	(27,809)
Proceeds from sale of rental fleet	7,409	9,375
Additions to property, plant and equipment, excluding acquisitions	(19,263)	(11,612)
Proceeds from sale of property, plant and equipment	1,615	1,677

Net cash (used in) provided by investing activities	(47,603)	54,931

Cash flows from financing activities:
Net repayments under lines of credit	(20,961)	(74,782)
Proceeds from issuance of 5.875% Senior Notes	250,000	—
Redemption of 7.875% Senior Notes	(200,000)	—
Debt extinguishment expense	(9,192)	—
Deferred financing costs	(4,916)	(113)
Principal payments on capital lease obligations	(2,920)	(1,817)
Issuance of common stock	92	1,473
Dividend payments	(18,236)	(16,964)
Purchase of treasury stock	(7,096)	(33,482)

Net cash used in financing activities	(13,229)	(125,685)

Effect of exchange rate changes on cash	(152)	(182)

Net change in cash	3,726	(35)

Cash and cash equivalents at beginning of period	1,613	3,739

Cash and cash equivalents at end of period	$5,339	$3,704

Equipment and other acquired through capital lease obligations	$14,258	$6,467
Capital expenditures accrued or payable	5,507	9,870

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$4,072	$9,416	$15,070	$(17,910)
Interest expense	8,002	8,967	16,486	18,026
Income tax provision (benefit)	2,000	5,015	8,713	(13,016)
Depreciation and amortization	16,269	14,538	31,446	30,077
Debt extinguishment expense	9,192	—	9,192	—
Deferred financing costs write-off	2,271	—	2,271	—

EBITDA	41,806	37,936	83,178	17,177

Share-based compensation expense	1,623	2,615	4,187	5,865
Restructuring expenses	1,324	2,444	3,572	2,927
Acquisition-related expenses	—	993	—	1,995
Impairment and divestiture-related revenues and expenses, net	—	1,652	—	66,378
Sales tax refund and unclaimed property settlement	(1,365)	642	(1,365)	(534)

Adjusted EBITDA	$43,388	$46,282	$89,572	$93,808

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$29,429	$32,429	$64,710	$70,901
Interest paid	10,113	11,715	13,991	15,905
Income and franchise taxes paid	1,083	1,420	1,151	1,693
Share-based compensation expense	(1,681)	(3,487)	(4,245)	(6,737)
Asset impairment charge, net	—	(1,402)	—	(66,128)
Gain on sale of rental fleet	1,404	1,671	2,782	3,643
Loss on disposal of property, plant and equipment	(351)	(1,147)	(689)	(1,482)
Changes in other assets and liabilities, net of effect of businesses acquired	1,809	(3,263)	5,478	(618)

EBITDA	$41,806	$37,936	$83,178	$17,177

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$29,429	$32,429	$64,710	$70,901

Additions to rental fleet, excluding acquisitions	(17,274)	(17,329)	(28,158)	(27,809)
Proceeds from sale of rental fleet	3,439	4,533	7,409	9,375
Additions to property, plant and equipment, excluding acquisitions	(10,953)	(7,371)	(19,263)	(11,612)
Proceeds from sale of property, plant and equipment	775	1,070	1,615	1,677

Net capital expenditures, excluding acquisitions	(24,013)	(19,097)	(38,397)	(28,369)

Free cash flow	$5,416	$13,332	$26,313	$42,532

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that they provide an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA divided by total revenues expressed as a percentage. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.